STONEGATE MORTGAGE CORPORATION REPORTS SECOND QUARTER 2015
FINANCIAL RESULTS

Indianapolis, Ind. - August 6, 2015 - Stonegate Mortgage Corporation ("Stonegate Mortgage" or the "Company") (SGM), a leading, non-bank mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, today reported results for the quarter ended June 30, 2015. The Company operates as an intermediary between residential mortgage borrowers and the ultimate investors of mortgages through originating, financing, and servicing U.S. residential mortgages.

Jim Cutillo, Chief Executive Officer of Stonegate Mortgage commented on the results, “We saw growth in our origination and financing segments in the second quarter.  Servicing produced strong book value growth as interest rates rose during the period and our previously originated mortgage servicing rights became more valuable.  Conversely, payoffs in the servicing portfolio remained elevated in the second quarter as the increased refinance applications in the first quarter turned into fundings."

Mortgage loan origination volume increased 21% to $3.44 billion during the second quarter of 2015 from $2.84 billion in the first quarter of 2015, and increased 4% from $3.31 billion in originations during the second quarter of 2014. Six months ended 2015 mortgage loan origination volume grew 10% to $6.28 billion compared to $5.73 billion in originations for the six months ended 2014. Lock volume was down 7% to $4.52 billion during the second quarter of 2015 from $4.88 billion in the first quarter 2015, and down 3% from lock volume of $4.66 billion from the second quarter of 2014. Six months ended 2015 lock volume was up 16% to $9.40 billion compared to $8.13 billion in lock volume for the six months ended 2014.

The Company's servicing portfolio, as measured by unpaid principal balance ("UPB"), was $17.24 billion at June 30, 2015, an increase of 2% over the March 31, 2015 UPB of $16.96 billion and down 6% from the December 31, 2014 UPB of $18.34 billion.

Mortgage loan funded volume1 through the Company's warehouse lines of credit provided to its correspondent customers in the Company's Financing segment increased 34% to $856.8 million in the second quarter of 2015 from $638.1 million in the first quarter of 2015, and increased 277% from $227.3 million in the second quarter of 2014.

Revenues increased 97% to $87.4 million in the second quarter of 2015 from $44.3 million in the first quarter of 2015, and were up 52% from $57.6 million in the second quarter of 2014. The increase over prior quarter was primarily due to an increase in the fair value of our MSRs. The increases over second quarter 2014 were primarily due to increases in gains on mortgage loans held for sale, net, and an increase in the fair value of our MSRs. Revenues increased 37% to $131.8 million for the six months ended 2015 from $95.9 million for the six months ended 2014.

Net income for the second quarter 2015 was $11.1 million, or $0.43 per diluted share, compared to net loss of $11.1 million, or $0.43 per diluted share in the first quarter of 2015, and net income of $0.3 million, or $0.01 per diluted share in the second quarter of 2014. Net income for the six months ended 2015 was $15.0 thousand, or $0.00 per diluted share, compared to net loss of $7.6 million, or $0.30 per diluted share for the six months ended 2014.

1 Excludes Crossline from all periods. Prior to the integration, Crossline Capital was considered a NattyMac account. Beginning on October 1, 2014, Crossline's volume was no longer funded through NattyMac.

Adjusted net loss2 was $0.9 million, or $0.04 per diluted share2, for the second quarter 2015, after excluding pre-tax non-cash mortgage servicing rights valuation adjustments of $20.8 million and adding certain other pre-tax non-cash expense items totaling $0.8 million. Adjusted net income was $4.3 million, or $0.17 per diluted share, for the first quarter of 2015 and adjusted net income was $7.4 million, or $0.29 per diluted share, for the second quarter 2014. Six months ended June 30, 2015 adjusted net income was $3.3 million, or $0.13 per diluted share. Six months ended June 30, 2014 adjusted net income was $10.8 million, or $0.42 per diluted share. Refer to page 7 for a reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable measures calculated in accordance with GAAP.

2 Adjusted net income (loss) and adjusted diluted earnings (loss) per share are considered non-GAAP financial measures. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations. See page 7 of this release for a discussion of the use of these non-GAAP measures and a reconciliation of each of these non-GAAP measures to the most comparable measure prepared in accordance with GAAP.

Recent Developments

July 2015 Key Operating Highlights

•	Total origination volume was $1,259.3 million during the month of July 2015, up 10% compared with average origination volume of $1,146.8 million per month during the second quarter of 2015.

•	Average mortgage loans locked per business day in July 2015 decreased 4% to $67.6 million, compared with average locks per business day of $70.6 million during the second quarter of 2015.

•	Retail locks per day decreased 8% in July 2015 to $15.1 million to represent 22% of total lock volume, compared to 23% of total lock volume during the second quarter of 2015.

Conference Call and Webcast

The Company will host a conference call today, August 6, 2015, at 9:00 a.m. EDT in which management will provide an update on Stonegate Mortgage's operations.

To access the call please dial (877) 303-5863 from the United States, or (678) 304-6908 from outside the U.S. The conference call I.D. number is 80677397. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through September 6, 2015 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 80677397.

This call will also be available as a live webcast which can be accessed at Stonegate Mortgage's Investor Relations Website at http://investors.stonegatemtg.com/. Presentation materials for the call will also be available on the Company's Investor Relations Website at http://investors.stonegatemtg.com/.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly-traded, mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service, and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Stonegate Mortgage Corporation
Key Operating Statistics
(Unaudited)

	Three Months Ended			Six Months Ended
(In millions)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Origination volume by channel:
Retail	$755.9	$593.2	$469.7	$1,349.1	$730.6
Wholesale	623.4	807.1	729.9	1,430.5	1,152.1
Correspondent	2,060.9	1,437.6	2,107.9	3,498.5	3,846.7
Total origination volume	$3,440.2	$2,837.9	$3,307.5	$6,278.1	$5,729.4

Average origination volume per business day	$53.8	$46.5	$51.7	$50.2	$45.8

Mortgage loan locks volume:
Mortgage loans locked	$4,516.7	$4,881.5	$4,660.7	$9,398.2	$8,125.2
Average mortgage loans locked per business day	$70.6	$80.0	$72.8	$75.2	$65.0

	As of
	June 30, 2015	December 31, 2014	June 30, 2014
Servicing portfolio	$17,244.3	$18,336.7	16,739.5

Stonegate Mortgage Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues
Gains on mortgage loans held for sale, net	$51,334	$52,841	$46,548	$104,175	$75,179
(Losses) gains on sales of mortgage servicing rights	(3,068)	199	—	(2,869)	—
Changes in mortgage servicing rights valuation	20,821	(24,389)	(10,713)	(3,568)	(18,644)
Payoffs and principal amortization of mortgage servicing rights	(11,322)	(13,766)	(4,651)	(25,088)	(7,378)
Loan origination and other loan fees	7,724	6,344	6,731	14,068	11,808
Loan servicing fees	12,611	14,339	10,790	26,950	19,965
Interest and other income	9,343	8,751	8,918	18,094	14,994
Total revenues	87,443	44,319	57,623	131,762	95,924

Expenses
Salaries, commissions and benefits	42,919	37,948	35,144	80,867	68,563
General and administrative expense	9,569	8,446	9,346	18,015	17,647
Interest expense	8,295	8,409	6,263	16,704	10,075
Occupancy, equipment and communication	5,933	5,861	4,762	11,794	8,904
Provision for mortgage repurchases and indemnifications-change in estimate	437	86	509	523	904
Depreciation and amortization expense	1,846	1,781	1,193	3,627	2,276
Total expenses	68,999	62,531	57,217	131,530	108,369

Income (loss) before income tax expense (benefit)	18,444	(18,212)	406	232	(12,445)
Income tax expense (benefit)	7,310	(7,093)	138	217	(4,829)
Net income (loss) attributable to common stockholders	11,134	(11,119)	268	15	(7,616)

Income (loss) per share
Basic	$0.43	$(0.43)	$0.01	$—	$(0.30)
Diluted	$0.43	$(0.43)	$0.01	$—	$(0.30)

Stonegate Mortgage Corporation
Consolidated Balance Sheets
(Unaudited)

(In thousands, except share and per share data)	June 30, 2015	December 31, 2014

Assets
Cash and cash equivalents	$48,538	$45,382
Restricted cash	500	4,482
Mortgage loans held for sale, at fair value	987,409	1,048,347
Servicing advances	8,791	11,193
Derivative assets	29,048	12,560
Mortgage servicing rights, at fair value	209,343	204,216
Property and equipment, net	22,078	17,047
Loans eligible for repurchase from GNMA	111,765	109,397
Warehouse lending receivables	154,422	85,431
Goodwill and other intangible assets, net	7,146	7,390
Subordinated loan receivable	30,000	30,000
Other assets	29,625	21,106
Total assets	$1,638,665	$1,596,551

Liabilities and stockholders' equity
Liabilities
Secured borrowings - mortgage loans	$536,455	$592,798
Mortgage repurchase borrowings	544,125	472,045
Warehouse lines of credit	1,947	1,374
Secured borrowings - mortgage servicing rights	80,058	75,970
Operating lines of credit	5,000	2,000
Accounts payable and accrued expenses	38,561	28,350
Derivative liabilities	4,876	9,044
Reserve for mortgage repurchases and indemnifications	5,289	4,967
Contingent earn-out liabilities	1,769	3,005
Liability for loans eligible for repurchase from GNMA	111,765	109,397
Deferred income tax liabilities, net	12,046	11,831
Other liabilities	15,039	5,695
Total liabilities	1,356,930	1,316,476

Stockholders' equity
Common stock, par value $0.01, shares authorized – 100,000,000; shares issued and outstanding: 25,782,190 and 25,780,973	264	264
Additional paid-in capital	268,728	267,083
Retained earnings	12,743	12,728
Total stockholders' equity	281,735	280,075
Total liabilities and stockholders' equity	$1,638,665	$1,596,551

Stonegate Mortgage Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2015	2014
Operating Activities
Net income (loss)	$15	$(7,616)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	3,627	2,276
Losses on disposal of property and equipment	322	223
Gains on mortgage loans held for sale, net	(89,756)	(75,179)
Losses on sale of mortgage servicing rights	2,869	—
Changes in mortgage servicing rights valuation	3,568	18,644
Payoffs and principal amortization of mortgage servicing rights	25,088	7,378
Provision for reserve for mortgage repurchases and indemnifications - change in estimate	523	904
Stock-based compensation expense	1,645	1,770
Deferred income tax benefit (expense)	217	(4,829)
Change in fair value of contingent earn-out liabilities	34	(142)
Payments of contingent earn-out liabilities in excess of original fair value estimate	(406)	—
Proceeds from sales and principal payments of mortgage loans held for sale	7,007,654	5,291,372
Originations and purchases of mortgage loans held for sale	(6,919,039)	(5,729,310)
Repurchases and indemnifications of previously sold loans	(25,167)	(486)
Changes in operating assets and liabilities:
Restricted cash	3,982	(9,229)
Servicing advances	2,402	265
Warehouse lending receivables	(68,991)	(40,052)
Other assets	(1,480)	(4,025)
Accounts payable and accrued expenses	7,795	2,116
Other liabilities	9,345	1,837
Due to related parties	—	(608)
Net cash used in operating activities	(35,753)	(544,691)

Investing activities
Net proceeds from sale of mortgage servicing rights	40,455	—
Subordinated loan receivable	—	(9,000)
Purchases of property and equipment	(8,426)	(2,629)
Purchases in a business combination, net of cash acquired	—	(258)
Purchase of mortgage servicing rights	(86)	(1,685)
Net cash provided by (used in) investing activities	31,943	(13,572)

Financing activities
Proceeds from borrowings under mortgage funding arrangements - mortgage loans and operating lines of credit	11,821,470	18,057,080
Repayments of borrowings under mortgage funding arrangements - mortgage loans and operating lines of credit	(11,817,052)	(17,516,703)
Proceeds from borrowings under mortgage funding arrangements - MSRs	14,000	—
Repayments of borrowings under mortgage funding arrangements - MSRs	(9,912)	—
Payments of contingent earn-out liabilities not exceeding original fair value estimate	(864)	(68)
Payments of debt issuance costs	(676)	—
Net cash provided by financing activities	6,966	540,309

Change in cash and cash equivalents	3,156	(17,954)
Cash and cash equivalents at beginning of period	45,382	43,104
Cash and cash equivalents at end of period	$48,538	$25,150

Stonegate Mortgage Corporation
GAAP Reconciliation
(Unaudited)

We calculate adjusted net income (loss) and adjusted diluted earnings (loss) per share as performance measures, which are considered non-GAAP financial measures, to further aid our investors in understanding and analyzing our core operating results and comparing them among periods. Adjusted net income (loss) and adjusted diluted earnings (loss) per share exclude certain items that we do not consider part of our core operating results, including changes in valuation inputs and assumptions on our MSRs, stock-based compensation expenses, other non-routine costs and acquisition related costs. Other non-routine costs consists primarily of guarantees and other compensation expense prior to the period of meaningful origination production during the first quarter of 2014. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for total revenues, income (loss) before income tax expense, net income (loss) or diluted earnings (loss) per share prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations.

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income (loss)	$11,134	$(11,119)	$268	$15	$(7,616)
Adjustments:
Changes in valuation inputs and assumptions on MSRs	(20,821)	24,389	10,712	3,568	18,643
Stock-based compensation expense	823	822	871	1,645	1,770
Other non-routine expenses	—	—	—	—	9,593
Acquisition related costs	—	—	—	—	49
Tax effect of adjustments	7,926	(9,819)	(4,494)	(1,893)	(11,661)
Adjusted net income (loss)	$(938)	$4,273	$7,357	$3,335	$10,778

Diluted income (loss) per share	$0.43	$(0.43)	$0.01	$—	$(0.30)
Adjustments:
Changes in valuation inputs and assumptions on MSRs	(0.81)	0.95	0.42	0.14	0.72
Stock-based compensation expense	0.03	0.03	0.03	0.06	0.07
Other non-routine expenses	—	—	—	—	0.37
Acquisition related costs	—	—	—	—	—
Tax effect of adjustments	0.31	(0.38)	(0.17)	(0.07)	(0.44)
Adjusted diluted earnings (loss) per share	$(0.04)	$0.17	$0.29	$0.13	$0.42

Forward Looking Statements

Various statements contained in this earnings release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this earnings release speak only as of the date of this earnings release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our 2014 Annual Report on Form 10-K filed on March 6, 2015 and any revisions to those Risk Factors in subsequent filings, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Media:
Sloane & Company (on behalf of Stonegate Mortgage Corporation)
Whit Clay, 212-446-1864
wclay@sloanepr.com
or
Investor:
Stonegate Mortgage Corporation
Michael McFadden, 317-663-5904
michael.mcfadden@stonegatemtg.com